UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 West 9th Street, Suite 316

Los Angeles, CA 90015

(Address of principal executive offices) (Zip Code)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

1.01 Entry into a Material Definitive Agreement

In connection with the acquisition of the assets of Seaport Meat Company, as further described in Item 2.01, below, Pacific Ventures Group Inc. (the “Company”) entered into a series of agreements with TCA Global Credit Master Fund LP and its affiliates.

The Company entered into 2 Senior Secured Redeemable Debentures with TCA Special Situations Credit Strategies ICAV, an Irish collective asset vehicle, each in the amount of $1,500,000 (One Million Five Hundred Thousand Dollars). The debentures carry an interest rate equal to Sixteen and One Half Percent (16.5%) per annum simple interest that is due and payable on June 30, 2020. The Debentures are secured by all of the assets the Company including the newly acquired assets of Seaport Meat Company.

The Company also entered into an Exchange Agreement with TCA Global Credit Master Fund, LP whereby the Company exchanged $2,500,000 in investment banking fees owing to TCA Global for 9,990 Common Units and 10,000 Series A Preferred Units of Seaport Group Enterprises LLC, the Company’s subsidiary.

In conjunction with the acquisition of the assets of Seaport Meat Company, as further described in Item 2.01, below, Pacific Ventures Group Inc. (the “Company”) entered into a promissory note (the “Note”) with the PNC Inc., the seller of the assets for $850,000. The Note accrues interest at the rate of 7% per annum and is payable in 3 installments over 18 months.

The description of the agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the text of the agreements filed as exhibits hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pacific Ventures Group Inc. (the “Company”) completed the acquisition of the assets of Seaport Meat Company from PNC Inc. (the “Seller”) on December 17, 2019. Pursuant to the Asset Purchase Agreement as Amended, the purchase price is as follows:

●	$1,500,000 payment made at closing
●	$660,000 inventory payment made at closing
●	$850,000 note payable to the Seller
●	$1,900,000 payable to the Seller 90 days from the closing
●	A number of common shares of the Company equal to 2.5% of the issued and outstanding shares of the Company on the date of issuance to Seller with in fifteen (15) business days of the completion of the audit of the Company’s financial statements, including the assets acquired, for the year ended December 31, 2019.

The assets acquired consist of properties and rights that belong to the Seaport Meat Company that are used in or pertain to the business and all necessary to operating the business as its currently being operated.

Item 3.02 Unregistered Sales of Equity Securities.

Concurrently with the transactions described in Items 1.01 and 2.01, the Company entered into an Exchange Agreement with TCA Global Credit Master Fund, LP whereby the Company exchanged $2,500,000 in investment banking fees owing to TCA Global for 9,990 Common Units and 10,000 Series A Preferred Units of Seaport Group Enterprises LLC, the Company’s subsidiary.

Item 7.01 Regulation FD Disclosure.

On December 18, 2019, the Company issued a press release announcing it had closed on its previously announced acquisition of the assets of Seaport Meat Company. A copy of the press release is filed and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10	SEAPORT amended APA
10.1	SEAPORT Asset Purchase Agreement
10.2	Exchange IB Obligations Membership Interests in Seaport
10.3	Pledge Irrevocable Proxy (TCA Royalty Foods I, LLC)
10.4	Pledge Irrevocable Proxy (Seaport Group Enterprises LLC)
10.5	Pledge and Escrow Agreement (Pacific - TCA)
10.6	Pledge and Escrow Agreement (Pacific - Seaport)
10.7	Pacific Ventures Group - Security Agreement (Issuer)
10.8	Pacific Ventures Group - Security Agreement (Guarantors)
10.9	Pacific Ventures Group - Validity Certificate (Shannon Masjedi)
10.10	Pacific Ventures Group - Corporate Guaranty (Guarantors)
10.11	Debenture (Working Capital) TCA ICAV Pacific Venture Group
10.12	Debenture (Purchase Price) TCA ICAV Pacific Venture Group
10.13	Securities Purchase Agreement TCA special Situations Pacific Ventures
99.1	Press release dated December 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

Dated: December 18, 2019	By:	/s/ Shannon Masjedi
	Name: Title:	Shannon Masjedi President, Chief Executive Officer and Interim Chief Financial Officer